As  filed with the Securities and Exchange Commission on February 12,
1999
Securities Act File No. 333-_____;      Exchange Act File No. 0-13280


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM S-3

                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

                           PCC GROUP, INC.
        (Exact name of registrant as specified in its charter)
      California                                         95-3815164
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification No.)
                        163 University Parkway
                       Pomona, California 91768
                            (909) 869-6133
(Address, including zip code, and telephone number, including area cod e, of Registrant's principal executive offices)
                               Jack Wen
                       Chief Executive Officer
                           PCC Group, Inc.
                        163 University Parkway
                       Pomona, California 91768
                            (909) 869-6133
(Name, address, including zip code, and telephone number, including ar ea code, of agent for service)
                            With copy to:
                          Istvan Benko, Esq.
                           Stuart Teng, Esq.
                 Troy & Gould Professional Corporation
                  1801 Century Park East, Suite 1600
                     Los Angeles, California 90024
                            (310) 553-4441

     Approximate date of commencement of proposed sale to public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                   CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
Title of Each Class      Amount To  Maximum       Maximum        Amount of
of Securities To Be         Be      Offering      Aggregate      Registration
Registered              Registered  Price Per     Offering       Fee
                                    Unit          Price

Common Stock ($.01           10,000   $6.34375(3) $63,438
par value)

Common Stock ($.01       546,266(1)   $6.34375(3) $3,465,375
par value)

Common Stock ($.01        25,000(2)    $5.25(4)      $131,250
par value)

Common Stock ($.01        50,000(2) $8.765625(4)     $438,281
par value)

Common Stock ($.01        50,000(2) $10.51875(4)     $525,938
par value)


Total                       681,266               $4,624,282      $1,286.00

(1) Represents the maximum number of shares issuable upon the conversion of outstanding 8% Convertible Preferred Stock. Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the 8% Convertible Preferred Stock.
(2) Represents shares issuable upon the exercise of outstanding stock purchase warrants. Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the warrants.
(3) Estimated solely for the purpose of calculating the fee, and based, pursuant to Rule 457(c), on the average of the high and low sale prices of Registrant's common stock as reported on the Nasdaq SmallCap Market on February 10, 1999.
(4) The registration fee for shares of common stock issuable upon exercise of outstanding warrants was calculated using the prices at which such warrants may be exercised.
                         ____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not yet complete, and it may be supplemented or amended in the final version. A registration statement relating to the securities described in this prospectus has been filed with the Securities and Exchange Commission. The selling shareholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any such state.


                              PROSPECTUS

                        PCC GROUP, INC.

                    681,266 Shares of Common Stock
                            _______________

An investment        The Company --
in common
stock involves       PCC Group, Inc. is a manufacturer and
a high degree        wholesale distributor of microprocessor-
of risk.             based personal computer components and
Before               systems.
investing in
the common           The Offering --
stock, you
should               These shares of common stock are being
consider             offered by the selling shareholders.  The
carefully the        selling shareholders may acquire the
risks                shares of common stock offered pursuant to
described            this prospectus upon the conversion of
under "Risk          shares of 8% Convertible Preferred Stock
Factors"             and upon the exercise of warrants.  The
beginning on         selling shareholders may sell these shares
page three.          from time to time on the over-the-counter
                     market in regular brokerage transactions,
 Our common          in transactions directly with market
stock is             makers, or in certain privately negotiated
traded on the        transactions.  For additional information
Nasdaq               on the methods of sale, you should refer
SmallCap             to the section entitled "Plan of
Market under         Distribution" on page 8.  We will not
the symbol           receive any portion of the proceeds from
"PCCG."  On          the sale of these shares.
February 10,
1999, the            The selling shareholders  may be deemed to
closing price        be an "Underwriter," as such term is
of our common        defined in the Securities Act of 1933, as
stock was            amended.
$ 6.1875 per
share.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


       The date of this prospectus is February --, 1999.
                WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy such reports, proxy statements, and other information that we file at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a web site at http://www.sec.gov which contains our reports, proxy statements, and other information that we file electronically with the SEC. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         Annual report on Form 10-K for the fiscal year ended
          September 30, 1998, as amended by Amendment No. 1 on
          Form 10-K/A, filed pursuant to Section 13(a) of the Securities Act of 1934.

         Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

         The description of our common stock contained in the Registration Statement on Form 8-A, dated March 12,
          1985.

     This prospectus is part of a registration statement we filed with the SEC (Registration No. __________). You may request a free copy of any of the above filings by writing or calling:

                    PCC Group, Inc.
                    Attn:  Don Johnson, Chief Financial Officer
                    163 University Parkway
                    Pomona, California 91768
                    (909) 869-6133

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with information. The selling shareholders should not make an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

     CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

     Certain information in this prospectus, or incorporated herein, may contain forward-looking statements which involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements or our company to be materially different from the future result, performance or achievements stated or implied by the statements. These statements discuss future revenue and expenditure expectations in addition to anticipated strategies and events. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus.
                          PROSPECTUS SUMMARY

     The following summary is not complete and does not contain all of the information that is important to you. To understand this offering more fully, you should read the entire prospectus carefully, including the risk factors, and review the documents incorporated by reference.

                          The Company

          During the past 16 years, PCC Group, Inc. has been primarily engaged in the wholesale distribution of microcomputer products and components. The computer hardware products and components that we resell include add-on boards, CD-ROM drives, hard disk drives, monitors, sound cards, and keyboards. We purchase these products in large volume directly from the manufacturers and sell the products to personal computer assemblers and other resellers. Until recently, we have not marketed any products directly to end-user customers. In December 1998, we launched a new Internet website through which we are offering personal computer parts and products directly to the public.

          We are a California corporation, and were formed by a merger in September 1989, of PC Craft, Inc., a Delaware corporation, with and into WMD Micro Distributors, Inc., a California corporation organized in 1983. Concurrently with the merger, WMD Micro Distributors, Inc. changed its name to PCC Group, Inc. Our principal executive offices are located at 163 University Parkway, Pomona, California 91768, and our telephone number is (909) 869-6133. Unless otherwise stated, the terms "we," "PCC Group," or "Company" as used in this prospectus refers to PCC Group, Inc. and its subsidiaries.

                          The Offering


Common stock offered              681,266 shares(1)

Common stock to be outstanding    3,427,605 shares(1)(2)
after offering

Use of proceeds                   All of the proceeds from the sale
                                  of   the   common  stock  offered
                                  hereby  will be received  by  the
                                  selling  shareholders.   We  will
                                  not  receive any of the  proceeds
                                  from  this offering but will bear
                                  estimated       expenses       of
                                  approximately $25,286.

Nasdaq SmallCap Market Symbol     PCCG
________________

(1) The number of shares the holders of our 8% Convertible Preferred Stock can acquire upon the conversion of the preferred stock will depend upon the purchase price of the common stock prior to the conversion. The number of shares shown here as being offered by this prospectus assumes that the maximum number of shares possible are issued upon the conversion of the preferred stock and also assumes that all of the warrants are exercised.
(2) Based upon the total number of outstanding shares of common stock on February 8, 1999, and assumes that the maximum number of shares issuable under the 8% Convertible Preferred Stock and warrants are issued.
                          RISK FACTORS


     An investment in the common stock offered by this prospectus is a speculative investment with a high degree of risk. Therefore, before investing, you should carefully consider the following risk factors along with other matters in this prospectus. The risk factors in our Annual Report on Form 10-K for the year ended September 30, 1998, as amended, and in our subsequent SEC filings are incorporated by reference into this prospectus.

Industry Trends

     We believe that the growth rate of worldwide personal computer sales has declined and may remain below the growth rate from prior years for the foreseeable future. As a result, we could experience decreased demand for our products and increased competition. This decline in the growth rate could adversely affect our business.

Rapid Technological Change; Inventory Risk

     Due to the highly volatile nature of the personal computer industry, we are frequently required to distribute new products and product enhancements. The success of new product introductions is dependent on a number of factors, including market acceptance, management of inventory levels, availability of products in appropriate quantities, and risk that new products may have defects. Accordingly, we cannot determine the effect that new products will have on our sales or results of operations.

     We acquire inventory in advance of product shipments. Accordingly, because the markets for our products are volatile and subject to rapid technological and price changes, there is risk that we will forecast incorrectly and stock excessive or insufficient inventory of particular products. Price reductions by other manufacturers or technological changes, could materially decrease the value of our inventory. There can be no assurance that we will be able to successfully manage our inventory.

     In our financial statements, we provide reserves against any inventories of products that have become obsolete or are in excess of anticipated demand, accrue cancellation fees of orders for inventories that have been canceled, and accrue estimated costs to correct any product quality problems. Although we believe our inventory and related reserves are adequate, no assurance can be given that we will not incur additional inventory and related charges. Significant declines in inventory value in excess of established inventory reserves or dramatic changes in prevailing technology have had, and may again in the future have a material adverse effect on our business.

Substantial Competition

     The wholesale microcomputer components distribution industry is highly competitive and is characterized by aggressive pricing practices, downward pressure on gross margins, frequent introduction of new products, short product life cycles, continual improvement in product price/performance characteristics, price sensitivity on the part of consumers, and a large number of competitors. Competition is based primarily on product availability, price, credit availability, speed of delivery, and breadth and depth of product lines and
services.   Our business has been, and in the future may continue to
be, adversely affected by industry-wide pricing pressures and downward pressures on gross margins. Many of our competitors have greater financial, marketing, manufacturing, and technological resources, broader product lines and larger customer bases. If we fail to compete effectively, our business will be adversely affected.
     We will also experience substantial competition in our new Internet retail operations. There already are a number of major Internet-focused computer retailers on the Internet, including several well-financed, prominent public companies. In addition, we will also compete against various computer manufacturers who operate their own retail websites. There is no assurance that we will be able to compete with these other Internet companies.

Low Profit Margins

     As a result of price competition, we have low gross profit and operating margins. These low margins magnify the impact of variations in net sales and operating costs on our operating results. Our goal is to partially offset the effects of low margins by increasing our net sales, trying to make large volume purchases at a discount, and reducing expenses as a percentage of net sales. We cannot assure you that we will be able to make purchases with large volume discounts or otherwise increase our margins.

Dependence on Third-Party Suppliers

     Although certain components essential to our business are generally available from multiple sources, certain products are currently obtained from single sources. If the supply of single-source products were to be delayed or curtailed, our business could be adversely affected.

Marketing and Distribution

     A number of uncertainties may affect the marketing and distribution of our products. Currently, our primary means of distribution is through third-party computer resellers. Such resellers include value added resellers, system integrators, and dealers. Our business and financial results could be adversely affected if the financial condition of these resellers weakened or if resellers discontinued the distribution of our products.

Dependence on Key Personnel

     Our success depends to a significant extent upon the continued service of key marketing, sales, and executive personnel, and on our ability to continue to attract, retain and motivate qualified personnel. The competition for such employees is intense, and the loss of the services of one or more of these key personnel could adversely affect us. We do not maintain key man life insurance on any of our key executives.

Possible Volatility of Stock Price

     The market price of our common stock has been, and may continue to be, highly volatile. Factors such as new product announcements by us or competitors, quarterly fluctuations in our operating results, and general conditions in the computer market may have a significant impact on the market price of the common stock. In particular, if we were to report operating results that did not meet the expectations of research analysts, the market price of our common stock could be materially adversely affected. In addition, the stock market has often experienced extreme volatility, which has particularly affected high technology companies and which has often been unrelated to the business performance of specific companies.

Dividends Unlikely

     We do not plan to pay dividends on our common stock for the foreseeable future. All earnings, other than dividends paid on preferred stock, will be retained for operations and for the development of our business. Our ability to pay dividends in the future is dependent on our financial condition and California law. Year 2000 Issue

     We use a number of computer software programs and operating systems in our internal operations, including applications used in order processing, inventory management, distribution, financial business systems and various administrative functions. We have conducted an independent audit of our internal software applications to determine if it contains source code that is able to interpret appropriately the upcoming calendar year 2000. Based on the independent audit, we believe that our computers are able to handle dates beyond the year 2000. Accordingly, we do not anticipate that we will incur material expenses to make our computer software programs and operating systems "Year 2000" compliant. However, there can be no assurance that unanticipated costs necessary to update software, or potential systems interruptions, will not exceed our present expectations and have a material adverse effect on our business. In addition, failure by our key suppliers, customers or service providers to make their respective computer software programs and operating systems "Year 2000" compliant could have a material adverse effect on us. While we are not aware of any known third party problems that will not be corrected, we only have limited knowledge of their Year 2000 state of readiness.

Effect of Conversion of 8% Convertible Preferred Stock

     The 1,600 shares of 8% Convertible Preferred Stock outstanding as of the date of this prospectus are convertible into shares of common stock at a conversion price that is based on the trading price of the common stock prior to the date of the conversion. As a result, the exact number of shares that the preferred stock will be converted into cannot be known until all of the shares are converted. The more shares that are issued upon the conversion, the more the existing shareholders of the Company are diluted. For example, if the shares of 8% Convertible Preferred Stock are converted when the trading price of the common stock on Nasdaq is about $7.00, the number of shares issued upon such a conversion would be about 228,571. However, if the 8% Convertible Preferred Stock is converted when the trading price of the common stock is about $3.00, a total of about 533,333 shares of common stock would be issued to the holders of the common stock.
Since the shares of common stock into which the preferred stock is convertible are registered for resale by this prospectus, the offer and sale of these different amounts of shares could have a depressive effect upon the price of the common stock.

Possible Issuance of Additional Shares of Preferred Stock

     The Company's Articles of Incorporation permit our Board of Directors to designate the terms of, and to issue, up to 5,000,000 shares of preferred stock without further shareholder approval. The issuance of additional series of preferred stock by our Board of Directors could aversely affect the rights of the holders of our common stock by, among other things, establishing additional classes of preferred stock that have preferential rights over the common stock. Such preferences could include priority in the payment of dividends, priority upon liquidation, and special voting rights. In addition, the issuance of additional series of preferred stock in the future could make it more difficult for a third party to attempt to take over the company in a tender offer, or to remove existing management, even if such action would be in the best interests of the existing shareholders.

                        USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered pursuant to this prospectus, and all of the net proceeds shall belong solely to selling shareholders. We will, however, receive the exercise price of the warrants if the warrants
are exercised.   We will bear the costs and expenses of registration
of the shares offered by the selling shareholders, which currently estimate to be about $25,500.


                          RECENT DEVELOPMENTS

Sale of 8% Convertible Preferred Stock

     Effective January 19, 1999, we sold 750 shares of the 8% Convertible Preferred Stock for a total price of $750,000. In addition, the buyers of the 750 shares have agreed to purchase an additional 850 shares of the 8% Convertible Preferred Stock, for $850,000 and on the same terms, immediately before the registration statement of which this prospectus is a part is declared effective by the SEC. The buyers of the foregoing 1,600 shares are JMG Capital Partners, L.P. and Triton Capital Investments, Ltd.--each buyer will have purchased 800 shares. Pursuant to a registration rights agreement, we are registering 546,266 shares of common stock for possible issuance upon the conversion of the 8% Convertible Preferred Stock. The actual number of shares that will be issued will depend upon the price of the common stock prior to the conversion date and may, therefore, be less than the 546,266 shares.

Terms of New Preferred Stock

     The Company's articles of incorporation authorize the issuance of 5,000,000 shares of preferred stock. These shares of preferred stock may be issued from time to time in one or more series. The Board may determine or alter the rights, preferences, privileges, and restrictions on any wholly unissued series of preferred stock. Furthermore, the Board may fix the number of shares constituting a series of preferred stock and determine its designation.

     Pursuant to its authority, on January 14, 1999, the Board of Directors established and designated 1,600 shares as a new series of preferred stock as "8% Convertible Preferred Stock." The stated value of this stock is $1,000 per share. The following is a summary of the significant terms of the 8% Convertible Preferred Stock. This summary is not complete. You may request a copy of the Certificate of Determination of the 8% Convertible Preferred Stock from us. In addition, a copy of the Certificate of Determination of the 8% Convertible Preferred Stock has been filed with the SEC and is available for your review on the SEC's website.

     Rank. The 8% Convertible Preferred Stock ranks prior to the common stock; any other currently outstanding shares of preferred stock; and any class or series of stock created in the future, except for stock that is deemed of equal rank.

     Dividends. The holders of 8% Convertible Preferred Stock are entitled to receive preferential cash dividends of 8% per annum, compounded annually on the stated value per share. This dividend is payable semi-annually on January 1 and July 1, commencing July 1, 1999. Furthermore, this dividend must be paid in full before any dividend or other distribution is made on the common stock or other class of stock that is junior to the 8% Convertible Preferred Stock.

     Liquidation Preference. The holders of 8% Convertible Preferred Stock have a liquidation preference. Upon a liquidation of the Company, each share of 8% Convertible Preferred Stock must first receive an amount equal to the stated value and all accrued and unpaid dividends, before other shareholders can receive any distribution. Furthermore, the merger of the Company, the sale of our assets and certain changes in control, are deemed to be liquidations at which the holders will be entitled to receive 120% of the liquidation preference.

     Conversion Rights. Beginning on May 19, 1999, each holder of the 8% Convertible Preferred Stock may convert up to 20% of the 8% Convertible Preferred Stock into shares of common stock. After each additional 30 days, the holder will be entitled to convert another 20% of the 8% Convertible Preferred Stock, until all of it is convertible. The number of shares of common stock due upon conversion shall be equal to (I) the number of shares of 8% Convertible Preferred Stock to be converted multiplied by $1,000, (ii) divided by the conversion price. The conversion price is the lower of the (a) average of the three lowest closing sales prices as reported by Nasdaq for the 22 consecutive trading days immediately preceding the conversion date; and (b) 125% of the lowest closing sales price of a share of common stock reported on Nasdaq on the date that this registration statement is declared effective.

     Limitation of Conversion Rights. We will not have the obligation to convert the 8% Convertible Preferred Stock if the issuance of shares of common stock to the holder would result in the holder becoming a "beneficial owner" of more than 5% of the outstanding shares of common stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. Furthermore, unless we obtain the approval of our voting shareholders in accordance with Nasdaq rules, upon conversion of the 8% Convertible Preferred Stock, we will not issue more than the 546,266 shares of common stock that are included for such purposes in this prospectus. If, but for this limitation, we would have had to issue more than a cumulative total of 546,266 shares upon conversion, we will be required to redeem the number of shares above 546,266 shares that we would have had to issue, which redemption will be at a price of 125% of the stated value of the shares of the 8% Convertible Preferred Stock that cannot be converted.

     Redemption. At any time, upon 20 days notice, we may redeem all or a portion of the 8% Convertible Preferred Stock. The redemption price shall be 120% of the stated value of the shares to be redeemed plus any accrued and unpaid dividends. If we redeem less than all of the 8% Convertible Preferred Stock, we will redeem each holder's shares an a pro rata manner. The holders, however, may choose to convert the 8% Convertible Preferred Stock into shares of common stock prior to the redemption date.

     Voting Rights. The holders of the 8% Convertible Preferred Stock have no voting power unless required by law. The Company may not, however, change the terms of the 8% Convertible Preferred Stock, increase the authorized number of such shares, or make certain other changes to the holders' rights without the consent of a majority of the holders.


                     SELLING  SHAREHOLDERS

     All of the shares offered under this prospectus will be offered by the following selling shareholders. Except as indicated below, none of the selling shareholders has held any position or office (other than a non-officer employment relationship) or had any other material relationship with us (or any of our affiliates) within the past three years other than as a result of the ownership of the our stock. The following table sets forth under "Shares of Common Stock Beneficially Owned Prior to the Offering" certain information known to us with respect to beneficial ownership of our common stock as of February 8, 1999 by each selling shareholder. The following table assumes that the selling shareholders sell all of the shares and that the selling shareholders will make no other purchases or sales of our common stock. However, the selling shareholders are not obligated to sell their shares at any time or at any price. Therefore, no estimate can be given as to the number of shares of common stock that will be owned by each of the selling shareholders upon the termination of this offering. The number of shares of common stock that each holder may own may also change due to adjustments made by reason of any stock splits or other anti-dilution adjustments.

                   Shares of Common Stock    Number of   Shares of Common Stock
                   Beneficially Owned        Shares of   Beneficially Owned
                   Prior to the Offering     Common      After the Offering
                                             Stock

Selling Shareholder   Number  Percentage     Offered     Number Percentage
Summit Marketing    35,000     1.27%           35,000      0        0%
JMG Capital
Partners, L.P.     273,133(3)  9.02%          273,133      0        0&
Triton Capital
Investments, Ltd.  273,133(3)  9.02%          273,133      0        0%
Pacific
Continental
Securities Corp.   100,000(4)  3.50%          100,000      0        0%


____________________


(1) The number of outstanding shares used to calculate the percentage is based on 2,746,339 shares of common stock outstanding on February
8, 1999,plus 10,000 shares of common stock to be issued to Summit Marketing.

(2) As payment for services performed, we intend to issue 10,000 shares of common stock to Summit Marketing before this registration statement goes effective. In addition, we granted warrants to purchase 25,000 shares of common stock to Summit Marketing on 2/08/ 1998. These warrants have an exercise price of $5.25 per share and expire on 12/31/99.

(3) These shares are issuable to each selling shareholder upon the conversion of our 8% Convertible Preferred Stock. Because the number of shares of common stock issuable upon the conversion of the 8% Convertible Preferred Stock is based on the future trading price of the common stock, we cannot currently determine how many shares of common stock will be issuable upon conversion. Therefore, the number of shares owned by the selling shareholder noted in the table, assumes a conversion resulting in the maximum dilutive effect to existing shareholders permissible without obtaining shareholder approval.

(4) These 100,000 shares of common stock are issuable to this selling shareholder upon exercise of warrants: 50,000 shares of common stock at $8.765625 per share and 50,000 shares of common stock at $10.51875 per share. These warrants expire on January 19, 2002.


                      PLAN OF DISTRIBUTION

          We are registering the shares of common stock on behalf of the selling shareholders (the term "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus). We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling shareholders will pay all brokerage commissions and similar selling expenses.

     The shares may be sold from time to time be the selling shareholders, or subject to applicable law,by pledges,donees, distributees, transferees or other successors in interest. Such sales may be made on the NASDAQ Small Cap Stock Market, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition anyShares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing the shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion as principal to facilitate the transaction; (b) purchases by a broker or dealer as principle and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordenary brokerag transactions and transactions in which the broker solicits purchasers, and (e) face-to face transactions between sellers and purchasers without a broker-dealer. In effecting sales,brokers or dealersw engaged by the selling shareholders may arrange for othr brokers or dealers to participate in the resales.

     In connection with distributions of the shares or otherwise, the selling shareholders may entered into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares of the shares registered hereunder in the course of hedging the positions they assume with selling share-holders. The selling shaeholders may also enter into options or other transactions with broker-deales which require the delivery to the broker-dealer of the shares registered hereunder, whcih the brokedealer may resell pursuant to this Prospectus.

     The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer effect sales of the pledged shares pursuant to this Prospectus.

     Brokers, Dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer, or broker-dealer against certain liabilities, including liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (I) the name of each such selling shareholder and of the participating broker-dealer(s),
(ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, if we are notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                         LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion to the effect that the shares of common stock hereby will be duly and validly issued, fully paid and nonassessable.

                            EXPERTS
     Our consolidated financial statements, which were included in our Annual Report (Form 10-K as amended) for the year ended September 30, 1998, have been audited by BDO Seidman, LLP, independent certified public accountants. The accountant's report is included in the Form 10-K and is incorporated by reference into this prospectus. These consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the accountant's report, given upon the authority of such firm as experts in accounting and auditing.




PCC Group has not authorized
anyone to give any
information or make any
representations, other than
those contained in this
prospectus, in connection
with this offering of common
stock.  You must not rely on
any such unauthorized
information or                                681,266 Shares
representations. This
prospectus is an offer to                 PCC GROUP, INC.
sell only the shares offered
hereby, but only under                      Common Stock
circumstances and in
jurisdictions where it is
lawful to do so. The
information contained in this               ____________
prospectus is current only as
of its date.                                 PROSPECTUS
                                            ____________


      TABLE OF CONTENTS

Where You Can Find More                  February ---, 1999
Information                   1
Caution Regarding Forward-    1
Looking Information           1
Prospectus Summary            2
     The Company              2
     The Offering             2
Risk Factors                  3
Use of Proceeds               5
Recent Developments           6
Selling Shareholders          7
Plan of Distribution          8
Legal Matters                 10
Experts                       10

















                            PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION

     The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

    Securities and Exchange Commission registration fee  $1,286.00
    Nasdaq listing fees                 $ 7,500.00
    Accountants' fees and expenses      $   500.00
    Legal fees and expenses             $15,000.00
    Miscellaneous                       $ 1,214.00

          Total                         $25,500.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 317 of the California Corporations Code ("Section 317") provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 317 also provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 317 provides further that to the extent a director or officer of a California corporation has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification authorized by
Section 317 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 317.

ITEM 16.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

4.1  Form of Certificate of Determination of Rights, Preferences,
Privileges and Restriction of 8% Convertible Preferred Stock.(1)

4.2 Securities Purchase Agreement, dated January 19, 1999, between the Company and the purchasers of the 8% Convertible Preferred Stock.

4.3 Registration Rights Agreement, dated January 19, 1999, between the Company and the purchasers of the 8% Convertible Preferred Stock.

4.4  Form of Warrant issued to Pacific Continental Securities Corp.

4.5  Form of Common Stock Purchase Warrant issued to Summit Marketing

5.1 Opinion of Troy & Gould Professional Corporation, to be included with the pre-effective amendment.

23.1 Consent of BDO Seidman, LLP

23.2 Consent of Troy & Gould Professional Corporation (contained in
     Exhibit 5.1 hereof).

24   Power of Attorney (contained on page 16 hereof).
__________________________________

(1) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998 and hereby incorporated herein by this reference.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on the 12th day of February 1999.

                                    PCC GROUP, INC.


                                    BY   /s/ JACK WEN
                                       Jack Wen, Chief Executive
Officer


                       POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jack Wen and Gary L. Blum, his true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution, for him in any and all capacities, to sign this Registration Statement and any and all amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as he might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures             Title                  Date




/s/ JACK WEN          Chairman of the            February 12,
Jack Wen              Board and Chief            1999
                      Executive Officer
                      (Principal Executive
                      Officer)


/s/ DONALD JOHNSON    Vice President and         February 12,
Donald Johnson        Chief Financial            1999
                      Officer
                      (Principal Financial
                      and
                      Principal Accounting
                      Officer)


/s/ GARY L. BLUM      Director                   February 12,
Gary L. Blum                                     1999



/s/ GEORGE RODDA, JR. Director                   February 12,
George Rodda, Jr.                                1999

                           INDEX TO EXHIBITS



4.1  Form of Certificate of Determination of Rights, Preferences,
Privileges and Restrictions of 8% Convertible Preferred Stock.(1)

4.2 Securities Purchase Agreement, dated January 19, 1999, between the Company and the purchasers of the 8% Convertible Preferred Stock.

4.3 Registration Rights Agreement, dated January 19, 1999, between the Company and the purchasers of the 8% Convertible Preferred Stock.

4.4  Form of Warrant issued to Pacific Continental Securities Corp.

4.5  Form of Common Stock Purchase Warrant issued to Summit Marketing

5.1 Opinion of Troy & Gould Professional Corporation, to be included with the pre-effective amendment.

23.1 Consent of BDO Seidman, LLP

23.2 Consent of Troy & Gould Professional Corporation (contained in
Exhibit 5.1 hereof).

24   Power of Attorney (contained on page 16 hereof).

_______________________

(1) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998 and hereby incorporated herein by this reference.




EXHIBIT 4.1





Los Angeles, California
February 12, 1999


                CERTIFICATE OF DETERMINATION
           OF RIGHTS, PREFERENCES, PRIVILEGES AND
     RESTRICTIONS OF 8% CONVERTIBLE PREFERRED STOCK OF
                      PCC GROUP, INC.
  ________________________________________________________


     PCC Group, Inc., a California corporation (the
"Corporation"), in accordance with the provisions of the General Corporation Law of the State of California, DOES
HEREBY CERTIFY that, at a meeting of the Board of Directors of the Corporation held on January, 14,1999:

     The undersigned, Don Johnson and Gary Blum hereby certify that:

     FIRST.  They are the duly elected and acting Vice
President and Secretary, respectively of the Corporation;

     SECOND. Pursuant to authority given by the Corporation's Articles of Incorporation, as amended, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

          WHEREAS, the Articles of Incorporation, as amended, of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

          WHEREAS, the Board of directors of the
     Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof, or any of them; and

          WHEREAS, the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a new series of said
     Preferred Stock and the number of shares constituting and the designation of said series;

          NOW, THEREFORE, BE IT RESOLVED, that the
     Board of Directors hereby establishes and designates 1,600 shares as a new series of Preferred Stock, designated as the "8% Convertible
     Preferred Stock" (the "8% Preferred Stock"), having a stated value of $1,000 per share (the
     "Stated Value"), and having the following rights, preferences and privileges:


                         ARTICLE 1
                        DEFINITIONS

     SECTION 1.1  Definitions.  The terms defined in this
Article whenever used in this Certificate of Determinations have the following respective meanings:

          (a) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (b) "Average Price" per share of Common Stock means the average of the three (3) lowest closing sales prices as reported by Nasdaq for the twenty-two (22) consecutive Trading Days immediately preceding the Conversion Date; provided, however, that if no sales of the Common Stock were reported for three (3) Trading Days within the twenty-two (22) consecutive Trading Days immediately preceding the Conversion Date, the Average Price shall be determined on the latest three (3) lowest closing sales prices for any Trading Day preceding the Conversion Date.

          (c)  "Business Day" means a day other than
Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          (d) "Capital Shares" means the Common Stock and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

          (e)  "Closing Date" means the Tranche I Closing
Date as defined in the Securities Purchase Agreement.

          (f)  "Common Shares" or "Common Stock" means
shares of common stock, par value $0.01 per share, of the Corporation.

          (g) "Common Stock Issued at Conversion" when used with reference to the securities issuable upon conversion of the 8% Preferred Stock, means all Common Stock now or hereafter Outstanding and securities of any other class or series into which the 8% Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

          (h) "Conversion Date" means any day on which all or any portion of shares of the 8% Preferred Stock is converted in accordance with the provisions hereof.

          (i) "Conversion Notice" has the meaning set forth in Section 5.2.

          (j)  "Conversion Price" means on any date of
determination the applicable price for the conversion of shares of 8% Preferred Stock into Common Stock on such day as set forth in Section 5.1.

          (k)  "Corporation" means PCC Group Inc., a
California corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

          (l)  "Current Market Price" on any date of
determination means the closing sales price of a Common
Share on such day as reported on Nasdaq.

          (m) "Fixed Strike Price" shall be equal to 125% of the lowest closing sales price of a share of Common Stock as reported on Nasdaq on the date that the Registration
Statement is declared effective.

          (n)  "Holders" means JMG Capital Partners, L.P.
and Triton Capital Investments, Ltd., any successor thereto, or any Person to whom the 8% Preferred Stock is subsequently transferred in accordance with the provisions hereof.

          (o) "Market Disruption Event" means any event that results in a material suspension or limitation of trading of Common Stock on Nasdaq.

          (p) "Market Price" per Common Share means the average of the lowest sales prices of the Common Stock as reported on Nasdaq for the five (5) Trading Days immediately preceding a Conversion Date.

          (q) "Original Issuance Date" has the meaning set forth in Section 5.1

          (r) "Outstanding" when used with reference to Common Stock or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options, scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

          (s) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          (t) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the Original
Issuance Date, between the Corporation and the Holders.

          (u)  "SEC" means the United States Securities and
Exchange Commission.

          (v)  "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

          (w) "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated the Original
Issuance Date between the Corporation and the Holders.

          (x)  "Subsidiary" means any entity of which
securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

          (y)  "Trading Day" means any day on which
purchases and sales of securities authorized for quotation on the Nasdaq are reported thereon and on which no Market
Disruption Event has occurred.

          (z)  "8% Preferred Stock" means the 8% Convertible
Preferred Stock of the Corporation or such other convertible preferred stock exchanged therefor as provided in Section
3.1.

          (aa) All references to "cash" or "$" herein means currency of the United States of America.

                         ARTICLE 2
                            RANK

     SECTION 2.1  Rank.  The 8% Preferred Stock shall rank
(i) prior to the Common Stock; (ii) prior to any class or series of Preferred Stock of the Corporation outstanding, including the New Series A Preferred Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created (collectively, with the Common Stock and the outstanding Preferred Stock, "Junior Securities"), other than "Pari Passu Securities" (as hereinafter defined); and
(iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the 8% Preferred Stock (the "Pari Passu Securities").


                          ARTICLE 3
                          DIVIDENDS

     SECTION 3.1  Dividends.  (a)  The holders of
outstanding shares of 8% Preferred Stock shall be entitled to receive preferential dividends in cash, out of any funds of the Corporation legally available at the time for declaration of dividends, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the 8% Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") at the rate of 8% per annum , compounded annually on the Stated Value per share, payable semi-annually on the first day of July and January of each year, commencing July 1, 1999.

          (b) The dividends on the 8% Preferred Stock at the rates provided above shall be cumulative whether or not earned, so that if at any time full cumulative dividends at the rate aforesaid on all shares of the 8% Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the semi-annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding 8% Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the 8% Preferred Stock or any shares of any other class of stock ranking on a parity with the 8% Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

                          ARTICLE 4
                   LIQUIDATION PREFERENCE

     SECTION 4.1  (a)    If the Corporation shall commence a
voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of 8% Preferred Stock and the holders of Pari Passu Securities, subject to Article 4, shall have received the Liquidation Preference (as defined in Section 4.1(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the 8% Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the 8% Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

          (b)  At the option of each Holder, the sale,
conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of 8% Preferred Stock in accordance with and subject to the terms of this Article 4; provided, that all holders of 8% Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such holders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          (c)  For purposes hereof, the "Liquidation
Preference" with respect to a share of the 8% Preferred
Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, together with(ii) all accrued and unpaid dividends therein.

                          ARTICLE 5
              CONVERSION OF 8% PREFERRED STOCK

     SECTION 5.1 Conversion; Conversion Price. Subject to the terms, conditions and restrictions of this Section 5, at the option of any Holder, the shares of 8% Preferred Stock may be converted into Common Stock (calculated as to each such conversion to the nearest 1/100th of a share), at any time, from time to time after a date 120 days from the date the first share of 8% Preferred Stock is originally issued (the "Original Issuance Date") at a conversion price equal to the Stated Value of the shares being converted multiplied by the lower of (a) the Average Price or (b) the Fixed Strike Price (the "Conversion Price").

     The Holder of any shares of 8% Preferred Stock may convert such shares as follows: 120 days after the Original Issuance Date, 20% of the cumulative amount of shares of 8% Preferred Stock issued to such Holder; 150 days after the Original Issuance Date, 40% of the cumulative amount of shares of 8% Preferred Stock issued to such Holder; 180 days after the Original Issuance Date, 60% of the cumulative amount of shares of 8% Preferred Stock issued to such Holder; 210 days after the Original Issuance Date, 80% of the cumulative amount of shares of 8% Preferred Stock issued to such Holder; 270 days after the Original Issuance Date 100% of the cumulative amount of shares of 8% Preferred Stock issued to such Holder.

     The number of shares of Common Stock due upon conversion of 8% Preferred Stock shall be (i) the number of shares of 8% Preferred Stock to be converted, multiplied by
(ii) the Stated Value and divided by (iii) the applicable
Conversion Price.

     SECTION 5.2 Exercise of Conversion Privilege. (a) Conversion of the 8% Preferred Stock may be exercised, in whole or in part, by any Holder by telecopying an executed and completed notice of conversion in the form annexed to the Securities Purchase Agreement as Annex I (the "Conversion Notice") to the Corporation or to any agent designated in writing by the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this
Section 5.2 shall constitute a Conversion Date. The Corporation shall convert the 8% Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of 8% Preferred Stock to the Corporation by express courier within two (2) days following the date on which the Holder received the shares of Common Stock. Upon surrender for conversion, the 8% Preferred Stock shall be accompanied by a proper assignment hereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 5, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion and (Y) cash, as provided in Section 5.3, in respect of any fraction of a Share issuable upon such conversion. Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the 8% Preferred Stock converted prior to the receipt of the 8% Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates (but not before the date such Conversion Notice is received by the Corporation or its agent) so long as the 8% Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the 8% Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Stock which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 5.4), to surrender the 8% Preferred Stock and to release the Corporation from all liability thereon.

          (b)  If, at any time (i) the Corporation
challenges, disputes or denies the right of a Holder hereof to effect the conversion of the 8% Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section
5.2 or (ii) any third party who is not and has never been an Affiliate of a Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of a Holder hereof to effect the conversion of the 8% Preferred Stock into Common Stock, then such Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the 8% Preferred Stock for cash at a redemption price equal to, in the case of (i), one hundred and thirty-five percent (135%) of the Stated Value thereof together with all accrued and unpaid dividends thereon and, in the case of (ii), one hundred and twenty-five percent (125%) of the Stated Value thereof together with all accrued and unpaid dividends thereon (each, the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of such Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of such Holder).

          (c) The Holders shall be entitled to exercise their conversion privilege notwithstanding the commencement of any case under 11 U.S.C. 101 et seq. (the "Bankruptcy
Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. 362 in respect of the holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11
U.S.C.  362 in respect of the conversion of the 8%
Preferred Stock. The Corporation agrees, without cost or expense the Holders, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. 362.

     SECTION 5.3 Fractional Shares. No fractional Common Stock or scrip representing fractional Common Stock shall be issued upon conversion of the 8% Preferred Stock. Instead of any fractional Common Stock which otherwise would be issuable upon conversion of the 8% Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

     SECTION 5.4 Reclassification, Consolidation, Merger or Mandatory Share Exchange. At any time while any shares of the 8% Preferred Stock remain outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Stock issuable upon conversion of the 8% Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the 8% Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Stock upon conversion of the 8% Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new 8% Preferred Stock providing that the Holders shall have the right to convert such new 8% Preferred Stock (upon terms and conditions not less favorable to the Holders than those in effect pursuant to the 8% Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the 8% Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the 8% Preferred Stock had the 8% Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this
Section 5.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

     SECTION 5.5 Optional Redemption. At anytime after the date of issuance of the 8% Preferred Stock, the Corporation, upon notice delivered to the Holders as provided in Section 5.7, may redeem (an "Optional Redemption") all or a portion of the 8% Preferred Stock (but only with respect to such shares as to which the Holders have not theretofore furnished a Conversion Notice in compliance with Section 5.2) at a redemption price per share equal to 120% of the Stated Value thereof together with all accrued and unpaid dividends thereon (the "Optional Redemption Price"). In the event that the Corporation redeems less than all of the 8% Preferred Stock, the shares shall be redeemed pro rata. If the Corporation elects to exercise its right of Optional Redemption under this Section 5.6, the Holders shall have the right to either (i) exercise their right of conversion under Section 5.2 with respect to that portion of the 8% Preferred Stock that the Corporation has indicated it would redeem at any time prior to the Redemption Date, or (ii) accept the redemption. Any Holder's failure to notify the Corporation of its intent to exercise its right of conversion pursuant to the foregoing sentence shall be construed as such Holder's acceptance of redemption.

     SECTION 5.6 Notice of Redemption. Notice of redemption pursuant to Section 5.5 shall be provided by the Corporation to the Holders in writing (by registered mail or overnight courier at the Holders' last address appearing in the Corporation's security registry) not less than twenty
(20) prior to the date of redemption (the "Redemption Date"), which notice shall specify the Redemption Date and refer to Section 5.5 and this Section 5.6.

     SECTION 5.7 Surrender of 8% Preferred Stock. Upon any redemption of the 8% Preferred Stock pursuant to Sections
5.5 or 5.6, the Holders shall either deliver the 8% Preferred Stock by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier. Payment of the Optional Redemption Price specified in Section 5.5 shall be made by the Corporation to the Holders against receipt of the 8% Preferred Stock (as provided in this Section 5.7) by wire transfer of immediately available funds to such account(s) as the Holders shall specify to the Corporation. If payment of such redemption price is not made in full by the Redemption Date, the Holders shall again have the right to convert the 8% Preferred Stock as provided in Article 5 hereof.

     SECTION 5.9  Compliance with Section 13(d).
Notwithstanding anything herein to the contrary, the Holders shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the 8% Preferred Stock if and to the extent that the issuance to the Holders of shares of Common Stock upon such conversion would result in any of the Holders being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of 8% Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of 8% Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of 8% Preferred Stock held by such Holder. Such redemption shall be for cash at a redemption price equal to the Stated Value of the Redemption Shares.

     SECTION 5.10 Shareholder Approval. Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of Nasdaq or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of 8% Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the 8% Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a properly executed Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of 8% Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) redeeming the number of shares of 8% Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at a price equal to one hundred and twenty-five percent (125%) of the Stated Value of the shares of 8% Preferred Stock to be so redeemed, together with all accrued and unpaid dividends thereon.

                         ARTICLE 6
                       VOTING RIGHTS

     The Holders of the 8% Preferred Stock have no voting power, except as otherwise provided by the General
Corporations Law of the State of California ("CGCL"), in this Article 6, and in Article 7 below.

     Notwithstanding the above, the Corporation shall provide each Holder of 8% Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the CGCL the vote of the holders of the 8% Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the 8% Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of 8% Preferred Stock (except as otherwise may be required under the CGCL) shall constitute the approval of such action by the class. To the extent that under the CGCL holders of the 8% Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of 8% Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. The Holders shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the CGCL.

                         ARTICLE 7
                   PROTECTIVE PROVISIONS

     So long as shares of 8% Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the CGCL) of the holders of at least a majority of the then outstanding shares of 8% Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the 8% Preferred Stock;

          (b) create any new class or series of capital stock having a preference over the 8% Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the 8% Preferred Stock;

          (c) increase the authorized number of shares of 8% Preferred Stock;

          (d)  do any act or thing not authorized or
contemplated by this Certificate of Determination which would result in taxation of the holders of shares of the 8% Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

          (e)  issue any additional shares of Preferred
Stock  (including shares of the Corporation's Series A
Preferred Stock) or securities convertible into Preferred
Stock.

     In the event holders of at least a majority of the then outstanding shares of 8% Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of 8% Preferred Stock, pursuant to subsection (a) above, so as to affect the 8% Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the 8% Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Determination as they exist prior to such alteration or change or continue to hold their shares of 8% Preferred Stock.

                         ARTICLE 8
                       MISCELLANEOUS

     SECTION 8.1 Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of 8% Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the 8% Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of 8% Preferred Stock, new shares of 8% Preferred Stock of like tenor. The 8% Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of 8% Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION 8.2  Who Deemed Absolute Owner.  The
Corporation may deem the Person in whose name the 8% Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the 8% Preferred Stock for the purpose of receiving payment of dividends on the 8% Preferred Stock, for the conversion of the 8% Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the 8% Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     SECTION 8.3 Notice of Certain Events. In the case of the occurrence of any event described in Article 5 of this Certificate of Determination, the Corporation shall cause to be mailed to each Holder of the 8% Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of 8% Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of 8% Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

     SECTION 8.4 Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the 8% Preferred Stock. Upon any transfer of the 8% Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the 8% Preferred Stock register.

     The Corporation may deem the person in whose name the 8% Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the 8% Preferred Stock for the purpose of receiving payment of dividends on the 8% Preferred Stock, for the conversion of the 8% Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the 8% Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

     SECTION 8.5 Reservation of Stock. The Corporation, upon the effective date of this Certificate of Designation, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of 8% Preferred Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of 8% Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of 8% Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the 8% Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the 8% Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended.

     SECTION 8.6 Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the 8% Preferred Stock.

     SECTION 8.7  Headings.  The headings of the Articles
and Sections of this Certificate of Determination are inserted for convenience only and do not constitute a part of this Certificate of Determination.

     THIRD.  The authorized number of shares of 8%
Convertible Preferred Stock is 1,600, of which none have been issued.


     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:     January 19, 1999.

                              PCC GROUP, INC.


                              By:
                                   Don Johnson, VicePresident



                              By:
                                   Gary Blum, Secretary

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN
EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


Attest:

exhibit 4.2

                SECURITIES PURCHASE AGREEMENT


          SECURITIES PURCHASE AGREEMENT dated as of 14, January 1999, between PCC Group Inc., a California corporation with principal executive offices located at 163 University Parkway, Pomona, California, 91768 (the "Company"), and JMG Capital Partners, L.P. ("JMG") and Triton Capital Investments, Ltd. ("Triton," and together with JMG, the "Buyers").

                    W I T N E S S E T H:

          WHEREAS, Buyers desire to purchase from the Company, and the Company desires to issue and sell to Buyers, upon the terms and subject to the conditions of this Agreement, (i) 1,600 shares of 8% Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 8% Preferred Stock of PCC Group Inc. attached hereto as Annex I (the "8% Certificate of Determination");

          WHEREAS, upon the terms and subject to the conditions set forth in the 8% Certificate of Determination, the Preferred Stock is convertible into shares of the Company's Common Stock, $.01 par value ("Common Stock");

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


I.   PURCHASE AND SALE OF PREFERRED STOCK

     A. Transaction. Buyers hereby severally and jointly agree to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyers in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Preferred Stock.

     B. Purchase Price; Form of Payment. The purchase price for the Preferred Stock to be purchased by Buyers hereunder shall be equal to $1,600,000 (the "Purchase
Price"). Buyers shall pay the Purchase Price in the manner set forth below:

          1. Tranche I. On the date hereof, each of the Buyers shall pay Three Hundred Seventy-five Thousand Dollars ($375,000) by wire transfer of immediately available funds ("Tranche I") to the Company. Simultaneously against receipt by the Company of Tranche I of the Purchase Price, the Company shall deliver to each of the Buyers one or more duly authorized, issued and executed certificates (I/N/O each Buyer or, if the Company otherwise has been notified, I/N/O such Buyer's nominee) evidencing 375 shares of the Preferred Stock (the "Tranche I Preferred Stock").

          2. Tranche II. On the date that the Securities and Exchange Commission (the "Commission") declares effective the registration statement filed by the Company to register an adequate number of shares of Common Stock upon conversion of the Preferred Stock (the "Registration Statement"), each Buyer shall pay Four Hundred Twenty-Five Thousand Dollars ($425,000) by wire transfer of immediately available funds to the Company. Simultaneously against receipt by the Company of Tranche II of the Purchase Price, the Company shall deliver to each of the Buyers one or more duly authorized, issued and executed certificates (I/N/O each Buyer or, if the Company otherwise has been notified, I/N/O such Buyer's nominee) evidencing 425 shares of the Preferred Stock (the "Tranche II Preferred Stock").

     C. Method of Payment. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to:


               Imperial Bank
               201 N. Figueroa Street
               Los Angeles, CA  90012
               ABA #:  E 122201444
               For the Account of:  PCC Group, Inc.
               Account #:  0009-088-938
               Reference:  JMG/Triton

Simultaneously with the execution of this Agreement, the Buyers shall pay to the Company Tranche I of the Purchase
Price and the Company shall deliver to the Buyers the Tranche I Preferred Stock.


II.  BUYERS' REPRESENTATIONS, WARRANTIES; ACCESS TO
INFORMATION; INDEPENDENT INVESTIGATION.

     Each Buyer severally and jointly represents and warrants to, and covenants and agrees with, the Company as follows:

     A. Each Buyer is purchasing the Preferred Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. Each Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities (as defined below), and (iv) able to afford the loss of its investment in the Preferred Stock.

     C. Each Buyer understands that the Preferred Stock is being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyers' compliance with, Buyers' representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyers to purchase the Preferred Stock.

     D. Each Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Preferred
Stock.

     E. Each Buyer acknowledges that it has been furnished with copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and all other reports and documents heretofore filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998 (collectively the "Commission Filings").

     F. Each Buyer acknowledges that in making its decision to purchase the Preferred Stock it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Preferred Stock by the Company.

     G. Each Buyer understands that the Preferred Stock has not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Preferred Stock and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     H. This Agreement has been duly and validly authorized, executed and delivered by each Buyer and is a valid and binding agreement of such Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.


III. COMPANY'S REPRESENTATIONS

     The Company represents and warrants to Buyers that:

     A.   Capitalization.

          1. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 2,705,330 shares are outstanding as of December 31, 1998; 5,000,000 shares of Preferred Stock, of which 250,000 shares are designated as Series A Preferred Stock, none of which are outstanding as of the date hereof, and 250,000 shares are designated as New Series A Preferred Stock, all of which shares are outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of December 31, 1998, the Company has outstanding stock options and warrants, and convertible preferred stock to purchase 965,000 shares of Common Stock. The shares of Common Stock issued upon conversion of the Preferred Stock (the "Conversion Shares," and together with the shares of Preferred Stock, the "Securities") have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of the Preferred Stock will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock (including the Conversion Shares) that have been issued or granted to any person.

          2.   Except as set forth on Schedule III.A.2.
hereto, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     B.   Organization; Reporting Company Status.

          1. The Company and each of its subsidiaries listed on Schedule III.B.1 (the "Subsidiaries") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Subsidiaries are the only subsidiaries of the Company.

          2. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and, except as described on Schedule III.B.2 has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section
13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The
Common Stock is listed and traded on the Nasdaq SmallCap
Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

     C. Authorized Shares. The Company has duly and validly authorized and reserved for issuance a sufficient number of Conversion Shares of the Preferred Stock. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Preferred Stock and the Conversion Shares upon conversion of the Preferred Stock. The Company further acknowledges that its obligation to issue the Preferred Stock and the Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. 362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to Buyers, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. 362.

     D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement, the 8% Certificate of Determination, the Registration Rights Agreement of even date herewith between the Company and Buyers, a copy of which is annexed hereto as Annex II (the "Registration Rights Agreement") and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyers of the Securities). The execution, delivery and performance by the Company of this Agreement, the 8% Certificate of Determination and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (the issuance of the Preferred Stock, and the issuance and reservation for issuance of the Conversion Shares), has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the 8% Certificate of Determination and the Registration Rights Agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Preferred Stock have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     E. Non-contravention. The execution and delivery by the Company of this Agreement, the 8% Certificate of Determination and the Registration Rights Agreement, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company or the Subsidiaries of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company or the Subsidiaries or (ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or the Subsidiaries is a party or by which their respective properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or the Subsidiaries or any of the Company's or the Subsidiaries' respective properties or assets.

     F. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Stock (and the Conversion Shares) to Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

     G.   Commission Filings.  None of the Commission
Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     H. Absence of Certain Changes. Except as disclosed in the Financial Statements (as defined in Section III.L. hereto), since the Balance Sheet Date (as defined in Section III.L.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company or the Subsidiaries, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     I. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyers that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the 8% Certificate of Determination or the Registration Rights Agreement.

     J. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse
Effect.

     K. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

     L. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyers true and complete copies of its audited balance sheet as at September 30, 1998 and the related audited statements of operations and cash flows for the fiscal year ended September 30, 1998 including the related notes and schedules thereto (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at September 30, 1998 is hereinafter referred to as the "Balance Sheet" and September 30, 1998 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     M. Compliance with Laws; Permits. The Company and the Subsidiaries are in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to them or to the conduct of their respective businesses, except for such non-compliance which would not have a Material Adverse Effect. The Company and the Subsidiaries possess all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct their respective businesses, except for those the absence of which would not have a Material Adverse Effect.

     N. Related Party Transactions. Neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (y) engaged in a business related to the business of the Company , or (z) a participant in any transaction to which the Company is a party (other than in the ordinary course of the Company's business) or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

     O. Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     P. Securities Law Matters. Based, in part, upon the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and
(ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold Preferred Stock or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Stock or Common Stock, or any securities convertible into or exchangeable or exercisable for Preferred Stock or Common Stock or any such other securities) within the 6-month period next preceding the date hereof, except as previously disclosed in writing to Buyers, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of Preferred Stock or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyers of the Securities as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Securities as contemplated by this Agreement or any other agreement to which the Company is a party.

     Q.   Environmental Matters.

          1.   The operations of the Company and the
Subsidiaries are in material compliance with all applicable
Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise.

          2.   To its knowledge, the Company and the
Subsidiaries have obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate their respective businesses.

          3. Neither the Company nor the Subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i)
Environmental Laws, (ii) Remedial Action or (iii) any
Release or threatened Release of Hazardous Materials.

          4. Neither the Company nor the Subsidiaries has received, since the Balance Sheet Date, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law.

          5. Neither the Company nor the Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site).

          6. To the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or the Subsidiaries pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law.

          7. Neither the Company nor the Subsidiaries have any of their properties located (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls.

          8.   The Company has provided to Buyers all
environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company and the Subsidiaries.

          9.   For purposes of this Section III.Q.:

               "Environmental Law" means any foreign,
federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), and the regulations promulgated pursuant thereto.

               "Hazardous Material" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

               "Release" means any release, spill,
filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

               "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

     R. Labor Matters. Neither the Company nor the Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or the Subsidiaries. No employees of the Company or the Subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or the Subsidiaries pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or the Subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or the Subsidiaries.

     S.   ERISA Matters.  The Company and its ERISA
Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. Neither the Company nor any ERISA Affiliate maintains, contributes, maintained or contributed to a plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code.

     For purposes of this Section III.S.:

          "ERISA" means the Employee Retirement Income
Security Act of 1974, or any successor statute, together with the final regulations promulgated thereunder, as the same may be amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     T.   Tax Matters.

          1. The Company and the Subsidiaries have filed all Tax Returns which they are required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company and the Subsidiaries have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company and the Subsidiaries (including any provisions for deferred income taxes) reflected on the books of the Company and the Subsidiaries are adequate to cover any Tax liabilities of the Company and the Subsidiaries if its current tax year were treated as ending on the date hereof.

          2. No claim has been made by a taxing authority in a jurisdiction where the Company and the Subsidiaries do not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or the Subsidiaries from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's or the Subsidiaries' Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to
 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of
 897(c)(2) of the Internal Revenue Code during the applicable period specified in 897(c)(1)(A)(ii) of the Internal Revenue Code.

          3. The Company has not made an election under 341(f) of the Internal Revenue Code. The Company is not
liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. 1.1502-6
(or comparable provisions of state, local or foreign law),
(B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under 280G of the Internal Revenue
Code.

          4.   For purposes of this Section III.T.:

               "IRS" means the United States Internal
Revenue Service.

               "Tax" or "Taxes" means federal, state,
county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

               "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     U. Property. The Company does not own any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held by such person under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries.

     V.   Intellectual Property.   The Company owns or
possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the best of the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

     W. Internal Controls and Procedures. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

     X. Payments and Contributions. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or
(iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

     Y. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyers pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     Z. Right of First Refusal. The Company has not granted any right of first refusal to any person with respect to the issuance of Common Stock or securities convertible into Common Stock.

IV.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     A. Restrictive Legend. Buyers acknowledge and agree that, upon issuance pursuant to this Agreement, the Securities (and any shares of Common Stock issued in conversion of the Preferred Stock) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and the Conversion Shares:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     B. Agreement to Register. The Company shall promptly prepare and file with the Commission the Registration Statement and shall use its best efforts to cause the Commission to declare the Registration Statement effective under the Securities Act as promptly as practicable, but in no event later than 120 days after the Tranche I Closing Date (as hereinafter defined).

     C. Filings. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyers as required by all applicable Laws, and shall provide a copy thereof to Buyers promptly after such filing.

     D. Reporting Status. So long as Buyers beneficially own any of the Securities, the Company shall use its best efforts to file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     E. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange or the
Nasdaq National Market, the Company shall use its best efforts to maintain its listing of the Common Stock on the Nasdaq SmallCap Market.

     F. Reserved Conversion Shares. Subject to Article 5 of the 8% Certificate of Determination, the Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, of the Preferred Stock.

     G.   Convertible Funding Exclusive.  Except for
Preferred Stock issued to the Buyers, the Company shall not issue additional convertible securities unless (i) such securities are being purchased by the Buyers, (ii) the Buyers have fully converted all of its Preferred Stock in conjunction with this Agreement (and any additional financing), or (iii) the Company has redeemed all outstanding shares of Preferred Stock issued to the Buyers in conjunction with this Agreement (and any additional purchase of additional convertible securities by the Buyers).


V.   TRANSFER AGENT INSTRUCTIONS.

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this
Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Conversion Shares shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this
Section V.A. shall affect in any way Buyers' obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, any of the Buyers provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by such Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

     B. The Company shall permit Buyers to exercise their right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company.
Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The
Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Stock (together with certificates evidencing any Preferred Stock not being so converted) to the applicable
Buyer via express courier, by electronic transfer or otherwise, within five (5) business days after receipt by the Company of the Notice of Conversion (the "Delivery
Date"). Within two (2) business days after such Buyer receives the foregoing shares of Common Stock from the Company, Buyer shall deliver to the Company the Preferred
Stock being converted. Buyers shall indemnify the Company for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to receipt of the Preferred Stock by the Company.

     C. The Company understands that a delay in the issuance of the shares of Common Stock issuable upon the conversion of the Preferred Stock beyond the applicable Delivery Date could result in economic loss to Buyers. As compensation to Buyers for such loss (and not as a penalty), the Company agrees to pay to Buyers for late issuance of Common Stock upon conversion of the Preferred Stock in accordance with the following schedule (where "No. of Business Days" is defined as the number of business days beyond three (3) days from the Delivery Date):

                                   Compensation For Each 10
Shares of
     No. of Business Days                    Preferred Stock
Not Issued Timely
                1                       $25
                2                       $50
                3                       $75
                4                       $100
                5                       $125
                6                       $150
                7                       $175
                8                       $200
                9                       $225
               10                       $250
          more than 10                       $250 + $100 for each
                                        Business Day Late
beyond 10 days

The Company shall pay to Buyers the compensation described above by the transfer of immediately available funds upon Buyers' demand. Nothing herein shall limit Buyers' right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyers (which actual damages shall be reduced by the amount of any compensation paid by the Company as described above in this Section V.C.), and in addition to any other remedies which may be available to Buyers, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five
(5) business days after the relevant Delivery Date, Buyers shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyers shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.


VI.  DELIVERY INSTRUCTIONS.

     The Securities shall be delivered by the Company on a "delivery-against-payment basis" at the Closing.


VII. CLOSING DATE.

          The date (the "Closing Date") of the issuance and sale of the Preferred Shares (the "Closing") shall be (i) for Tranche I, the date hereof or such other date as shall be mutually agreed upon in writing (the "Tranche I Closing Date") and (ii) for Tranche II, the date on which the Commission declares effective the Registration Statement or such other date as shall be mutually agreed upon in writing (the "Tranche II Closing Date"). The issuance and sale of the Securities shall occur on each of the Closing Dates at a time mutually agreed upon by the parties at the offices of Troy & Gould located at 1801 Century Park East, 16th Floor, Los Angeles, CA 90067 or such other location as shall be mutually agreed upon by the parties.


VIII.  CONDITIONS TO THE COMPANY'S OBLIGATIONS.

     Each Buyer understands that the Company's obligation to sell the Securities on each Closing Date to Buyers pursuant to this Agreement is conditioned upon the following:

     A. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, are as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before each Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before each Closing Date;

     B. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.


IX.  CONDITIONS TO BUYER'S OBLIGATIONS.

     A. The Company understands that Buyers' obligation to purchase the Preferred Stock on each Closing Date pursuant to this Agreement is conditioned upon the following:

          1.   Delivery by the Company of one or more
certificates (I/N/O Buyers) evidencing the Securities to be purchased by Buyers pursuant to this Agreement;

          2. The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on each Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before each Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before each Closing Date;

          3. Buyers having received an opinion of counsel for the Company, dated each Closing Date, in form, scope and substance reasonably satisfactory to Buyers.

          4. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Nasdaq SmallCap Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

          5.   There not having occurred any event or
development, and there being in existence no condition, having or which reasonably and foreseeably would have a Material Adverse Effect.

          6.   There shall not be in effect any Law or
order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

          7. The Company shall have delivered to Buyers reimbursement of Buyers' out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and disbursements of Buyer's legal counsel, Piper & Marbury L.L.P., of Ten Thousand Dollars ($10,000) by wire transfer of immediately available funds to:

               First National Bank of Maryland
               25 South Charles Street
               Baltimore, MD 21201
               ABA #:  052000113
               For the Account of:  Piper & Marbury LLP
          Operating Account
               Account #:  074-8148-5
               Reference:  27468-12; Pacific Continental
Securities, Corp.

          8. The Company shall have delivered to Pacific Continental Securities, Corp. a placement fee of Sixty Thousand Dollars ($60,000) on the Tranche I Closing Date and, if the Registration Statement becomes effective no later than 120 days after the Tranche I Closing Date, the Company shall deliver to Pacific Continental Securities, Corp a placement fee of Sixty-Eight Thousand Dollars ($68,000) on the Tranche II Closing Date by wire transfer of immediately available funds to:

               Bank of America
               8381 Wilshire Blvd.
               Beverly Hills, CA  90211
               ABA #:  121 000 358
               SWIFT #:  BOFAUS6S
               For the Account of:  Pacific Continental
Securities Corp.
               Account #:  03809 06218
               Reference:  PCC Group, Inc.

     B. The Company understands that Buyers' obligation to purchase the Tranche II Preferred Stock on the Tranche II Closing Date pursuant to this Agreement is conditioned upon the effectiveness of the Registration Statement by no later than 120 days after the Tranche I Closing Date.


X.   TERMINATION.

     A.   Termination by Mutual Written Consent.  This
Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyers.

     B. Termination by the Company or Buyers. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyers if (i) the Closing shall not have occurred at or prior to 5:00 p.m., Los Angeles, California time, on February 1, 1999; provided, however, that the right to terminate this Agreement pursuant to this Article X.B(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

     C. Termination by Buyers. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyers at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement, (ii) the Commission does not declare the Registration Statement effective within 120 days after the Tranche I Closing Date, (iii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, or
(iv) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably and foreseeably likely to have a Material Adverse Effect.

     D. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) any Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by any Buyer with respect to any representation or warranty made by it in this Agreement.


XI.  SURVIVAL; INDEMNIFICATION.

     A. The representations, warranties and covenants made by each of the Company and Buyers in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. The Company hereby agrees to indemnify and hold harmless Buyers, their Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

          2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

     C. Buyers hereby severally and not jointly agree to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agree to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact, or breach of any of Buyers' representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyers pursuant to this Agreement; or

          2.  any failure by Buyers to perform in any
     material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyers pursuant to this Agreement.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or
(z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.


XII. GOVERNING LAW:  MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.


XIII. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the U.S. mails, as follows:

          (1)  if to the Company, to:

               PCC Group Inc.
               163 University Parkway
               Pomona, CA  91768
               Attention:  Mr. Don Johnson

               (2)  if to Buyer, to

               JMG Capital Partners, L.P.
               1999 Avenue of the Stars, Suite 2530
               Los Angeles, CA  90067
               Attention:  Mr. Jonathan Glacer

               and

               Triton Capital Investments, Ltd.
               1999 Avenue of the Stars, Suite 2530
               Los Angeles, CA  90067
               Attention:  Mr. Jonathan Glacer

The Company or Buyers may change the foregoing address by notice given pursuant to this Section XVIII.


XIV. CONFIDENTIALITY. Each of the Company and Buyers agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).


XV. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyers may assign their rights and obligations hereunder, in whole or in part, to each other or any affiliate of either of the Buyers who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.



          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                              PCC GROUP INC.


                              By:
                              Name:
                              Title:


                              JMG CAPITAL PARTNERS, L.P.


                              By:_________________________________
                              Name:
                              Title:


                              TRITON CAPITAL INVESTMENTS,LTD.


                              By:_________________________________
                              Name:
                              Title:


                                                     ANNEX I
                            to Securities Purchase Agreement


                 [FORM OF CONVERSION NOTICE]


TO:  _________________________________
     _________________________________
     _________________________________


          The undersigned owner of this 8% Convertible Preferred Stock (the "8% Preferred Stock") issued by PCC Group Inc. (the "Corporation") hereby irrevocably exercises its option to convert ______________ shares of the 8% Preferred Stock into shares of the Common Stock, $0.1 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Certificate of Determination. The undersigned hereby instructs the Corporation to convert the number of shares of the 8% Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 5 of the Certificate of Determination. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the 8% Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Determination.

Dated:  __________________________



               Signature


Fill in for registration of 8% Preferred Stock:

Please print name and address (including zip code number) :



Exhibit 4.3



                     REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT dated this 19th day of January, 1999 (this "Agreement"), between PCC Group, Inc., a California Corporation, with principal executive offices located at 163 University Parkway, Pomona, California 91768 (the "Company"), and the undersigned (the "Initial Investors").


                         W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement dated as of a date even herewith, between the Initial Investors and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Initial Investors (i) 1,600 shares of 8% Convertible Preferred Stock, $0.01 par value ("Preferred Stock") which, upon the terms and subject to the conditions of the Certificate of Determination of Rights, Preferences and Privileges and Restrictions of 8% Convertible Preferred Stock (the "Certificate of Determination") are convertible into shares of common stock, $0.01 par value, of the Company ("Common Stock"); and

     WHEREAS, to induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued or issuable upon conversion of the Preferred Stock certain registration rights under the Securities Act;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Definitions.

     (a) As used in this Agreement, the following terms shall have the meanings:

          (i) "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

          (ii) "Commission" means the Securities and Exchange Commission.

          (iii) "Current Market Price" on any date of determination means the closing price of a share of Common Stock on such day as reported on the Nasdaq Small Cap Market ("NASDAQ"), or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing price of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NASDAQ member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose, or a price determined in good faith by the Board of Directors of the Company as being equal to the fair market value thereof, as the case may be.

          (iv) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

          (v) "Investors" means the Initial Investors and any transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.

          (vi) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          (vii) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

          (viii) "Registrable Securities" means the Common Stock issued or issuable upon conversion of the Preferred Stock; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted
Security.

          (ix) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

          (x) "Restricted Security" means any share of Common Stock issued or issuable upon conversion of the Preferred Stock except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus included in the Registration Statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

          (xi) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

     (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Purchase Agreement.

2.   Registration.

     (a) Filing and Effectiveness of Registration Statement. The Company shall promptly prepare and file with the Commission (as defined in the Securities Purchase Agreement), a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, but in no event later than 120 days after the Tranche I Closing Date.
The Company shall notify the Initial Investors by written notice that such Registration Statement has been declared effective by the Commission within 48 hours of such declaration by the Commission.

     (b) Registration Default. If the Registration Statement covering the Registrable Securities or the Additional Registrable Securities (as defined in Section 2(d) hereof) required to be filed by the Company pursuant to Section 2(a) or (2d) hereof, as the case may be, is not effective within one hundred twenty (120) days after the Tranche I Closing Date ("Initial Date"), then the Company shall make the cash payments to the Initial Investors as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to the Initial Investors shall be determined as of each Computation Date, and such amount shall be equal to 2% (the "Liquidated Damage Rate") of the liquidation preference per share of Preferred Stock from the Initial Date to the first Computation Date and for each Computation Date thereafter, calculated on a pro rata basis to the date on which the Registration Statement is filed with (in the event of an Initial Date pursuant to (c)(i) above) or declared effective by (in the event of an Initial Date pursuant to (c)(ii) above) the Commission (the "Periodic Amount"). The full Periodic Amount shall be paid by the Company to the Initial Investors by wire transfer of immediately available funds within three (3) days after each Computation Date.

     As used in this Section 2(b), "Computation Date" means the date which is thirty (30) days after the Initial Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been declared effective by the Commission, each date which is 30 days after the previous Computation Date until such Registration Statement is so declared effective.

     Notwithstanding the above, if the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) is not declared effective by the Commission within one hundred twenty (120) days after the Tranche I Closing Date the Company shall be in default of this Registration Rights Agreement.

     (c) Eligibility for Use of Form S-3. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

     (d) Piggy-back Registrations. (i) If the Company proposes to register any of its warrants, Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration
(A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will at each such time, give prompt written notice at least twenty (20) days prior to the anticipated filing date of the registration statement relating to such registration to the Initial Investors, which notice shall set forth such Initial Investors' rights under this Section 2(d) and shall offer the Initial Investors the opportunity to include in such registration statement such number of Registrable Shares as the Initial Investors may request. Upon the written request of an Initial Investor made within ten (10) days after the receipt of notice from the Company (which request shall specify the number of Registrable Shares intended to be disposed of by such Initial Investor), the Company will use its best efforts to effect the registration under the Securities Laws of all Registrable Shares that the Company has been so requested to register by the Initial Investors, to the extent requisite to permit the disposition of the Registrable Shares so to be registered; provided, however, that (A) if such registration involves a Public Offering, the Initial Investors must sell their Registrable Shares to the underwriters selected as provided in Section 2(f) hereof on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Shares pursuant to this Section 2, and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Shares, the Company shall give written notice to the Initial Investors and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration. The Company's obligations under this Section 2(d) shall terminate on the date that the registration statement to be filed in accordance with Section 2(a) is declared effective by the Commission.

          (ii) If a registration pursuant to this Section 2(d) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock that the Company and the Initial Investors intend to include in such registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration, only that number of shares of Common Stock such that the number of Registrable Shares registered does not exceed the Maximum Offering Size, with the difference between the number of shares in the Maximum Offering Size and the number of shares to be issued by the Company to be allocated (after including all shares to be issued and sold by the Company) among the Initial Investors pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the Initial Investors.

               If as a result of the proration provisions of this Section 2(d)(ii), any Initial Investor is not entitled to include all such Registrable Shares in such registration, such Initial Investor may elect to withdraw its request to include any Registrable Shares in such registration. With respect to registrations pursuant to this Section 2(d), the number of securities required to satisfy any underwriters' over-allotment option shall be allocated pro rata among the Company and the Initial Investors on the basis of the relative number of securities otherwise to be included by each of them in the registration with respect to which such over-allotment option relates.

     (e) Underwritten Offering. If the offering pursuant to a Registration Statement contemplated by Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority-in-interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests subject to the consent of the Company (which consent shall not be unreasonably withheld). The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions of such investment banker (or bankers) and manager (or managers) so selected in accordance with this Section 2(e) with respect to their Registrable Securities.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

     (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two
(2) years from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of
(A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this
Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 60 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use, the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension.

     (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

     (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose with regard to the Investors' ownership and the Plan of Distribution included therein and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

     (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

     (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

     (g) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

     (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investor may request; and, within three business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

     (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

     (k) Make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after
(i) the effective date (as defined in Rule 158(c) under the Securities
Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

     (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

     (m) Enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take such other lawful and reasonable action to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in this Agreement;

     (n) (i) Make reasonably available for inspection by Investors, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Investors or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Investors and other parties;

     (o) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

     (p) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

     (q) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

     (r) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

     (s) In the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules") (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. As least seven days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor and have no further obligations to the Non-Responsive Investor;

     (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

     (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company and, in the case of an underwritten offering, the reasonable fees and disbursements of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

6.   Indemnification and Contribution.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     (b) Indemnification by the Investors and Underwriters. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.
Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

     (d)  Contribution.  If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement; provided, however, in the event of fraud by the Investor (in the case of (i) above) or underwriter (in the case of (ii) above), there shall be no such dollar amount limitation.

     (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7. Rule 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

     (a)  comply with the provisions of paragraph (c)(1) of Rule 144; and

     (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8. Assignment. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any permitted transferee of all or any portion of such securities (or all or any portion of any Preferred Stock which is convertible into such securities) of Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9. Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.
10.  Miscellaneous.

     (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) If, after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Agreement, then the Company forthwith shall grant (by means of an amendment to this Agreement or otherwise) identical registration rights to all Investors hereunder.

     (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          (1)  if to the Company, to:

               PCC Group Inc.
               163 University Parkway
               Pomona, California 91768
               Attention:  Mr. Don Johnson

               (2)  if to the Initial Investors, to

               JMG Capital Partners, L.P.
               1999 Avenue of the Stars, Suite 2530
               Los Angeles, CA  90067
               Attention:  Mr. Jonathan Glacer

               and

               Triton Capital Investments, Ltd.
               1999 Avenue of the Stars, Suite 2530
               Los Angeles, CA  90067
               Attention:  Mr. Jonathan Glacer

          (3) if to any other Investor, at such address as such Investor shall have provided in writing to the Company.

The Company, the Initial Investors or any Investor may change the foregoing address by notice given pursuant to this Section 10(c).

     (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     (f) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provision, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in interest of the Registrable Securities, the Company shall not hereafter grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date the Registration Statement to be filed pursuant to Section 2(a) is declared effective by the Commission.

     (h) This Agreement, the Securities Purchase Agreement and the Certificate of Determination constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Securities Purchase Agreement and the Certificate of Determination supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

     (i) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (j) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (k) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (l) The Company acknowledges that any failure by the Company to perform its obligations under Section 3, or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

     (m) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                              PCC GROUP INC.


                              By:
                              Name:
                              Title:


                              JMG CAPITAL PARTNERS, L.P.


                              By: _________________________________
                              Name:
                              Title:


                              TRITON CAPITAL INVESTMENTS, LTD.


                              By: _________________________________
                              Name:
                              Title:





               NOTICE OF EXERCISE OF WARRANT


     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of _______________________________ to purchase _____________ shares of the Common Stock, $0.01 par value, of PCC Group, Inc., and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant.

     Please deliver the stock certificate to:

                              ______________________________________
                              ______________________________________
                              ______________________________________



Dated:



By:

Exhibit 4.4

   CASH:  $
   THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
    TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS
             THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


                No. of Shares of Common Stock: 100,000
                             Warrant No. 1

                                WARRANT

                      To Purchase Common Stock of

                            PCC GROUP, INC.


          THIS IS TO CERTIFY THAT Pacific Continental Securities, Corp., or its registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from PCC Group, Inc., a California corporation (the "Company"), 100,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at the Exercise Price (as hereinafter defined), all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.  DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

          "Closing Date" shall mean the date hereof.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include
(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

          "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

          "Exercise Price" shall mean, with respect to 50,000 shares of Common Stock purchasable under this Warrant, $8.765625 per share, and with respect to the remaining 50,000 shares of Common Stock purchasable under this Warrant, $10.51875 per share, all subject to adjustment as provided herein.

          "Expiration Date" shall mean a date three (3) years from the Closing Date.

          "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

          "Market Price" per Common Share means the average of the closing prices of the Common Stock as reported on the Nasdaq SmallCap Market ("Nasdaq"), or, if such security is not listed or admitted to trading on Nasdaq, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any Nasdaq member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose, or a price determined in good faith by the Board of Directors of the Company as being equal to the fair market value thereof, as the case may be, for the five (5) Trading Days immediately preceding the Closing Date.

          "Other Property" shall have the meaning set forth in Section
4.4.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

          "Transfer Notice" shall have the meaning set forth in Section
9.2.

          "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.


2.  EXERCISE OF WARRANT

          2.1 Manner of Exercise. From and after the Closing Date and until 5:00 P.M., California time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 163 University Parkway, Pomona, California, 91768 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in cash, by wire transfer or cashier's check drawn on a United States bank and
(iii) this Warrant.

          Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to
Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

          The Holder shall be entitled to exercise the Warrant notwithstanding the commencement of any case under 11 U.S.C. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. 362 in respect of the Holder's exercise right. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.
 362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to the Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. 362.

          2.2 Payment of Taxes and Charges. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradeable (except as restricted pursuant to Section 9 below) and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

          2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant.
As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the Closing Date.

          2.4 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.


3.  TRANSFER, DIVISION AND COMBINATION

          3.1 Transfer. Subject to compliance with Sections 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to
Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

          3.2 Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

          3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.


4.  ADJUSTMENTS

          The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

          4.2 Certain Other Distributions. (a) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (i) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

          (ii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised the Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     (b) In case the Company shall issue any Common Stock or any rights, options or warrants to all holders of record of its Common Stock entitling all holders to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for such issue, the Current Warrant Price in effect immediately prior to the close of business on the date fixed for such determination shall be reduced to the amount determined by multiplying such Current Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduced amount to become effective immediately after the close of business on the date fixed for such determination. For the purposes of this clause (b), (i) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company and (ii) in the case of any rights, options or warrants which expire by their terms not more than 60 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Current Warrant Price shall be made until the expiration or exercise of all rights, options or warrants, whereupon such adjustment shall be made in the manner provided in this clause (b), but only with respect to the shares of Common Stock actually issued pursuant thereto. Such adjustment shall be made successively whenever any event specified above shall occur. In the event that any or all rights, options or warrants covered by this clause (b) are not so issued or expire or terminate before being exercised, the Current Warrant Price then in effect shall be appropriately readjusted.

          4.3 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this
Section 4:

          (a) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b)  Fractional Interests.  In computing adjustments under this
     Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

          (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (d) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
     Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Holder.

          4.4 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.
In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

          4.5 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

          4.6 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

          4.7 No Voting Rights. This Warrant shall not entitle its Holder to any voting rights or other rights as a shareholder of the Company.


5.  NOTICES TO HOLDER

          5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section
14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

          5.2  Notice of Corporate Action.  If at any time

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder
(i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.


6.  NO IMPAIRMENT

          The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK

          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.


8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.  RESTRICTIONS ON TRANSFERABILITY

          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

          9.1 Restrictive Legend. (a) The Holder by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

          Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from registration under the Act in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect.

          (b) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

          9.2 Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give ten days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in
Section 9.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2(a) that such opinion is reasonably satisfactory.

          9.3 Registration. The Company shall include the Warrant Stock in the registration statement contemplated in Section IV.B. of that certain Securities Purchase Agreement dated as of the date hereof by and among the Company, JMG Capital Partners, L.P. and Triton Capital Investments, Ltd. and shall keep the registration effective until all of the Warrant Stock has been sold or otherwise can be sold under Rule 144(k).

          9.5 Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ____________, ______, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

          9.6 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.


10.  SUPPLYING INFORMATION

          The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.


11.  LOSS OR MUTILATION

          Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


12.  OFFICE OF THE COMPANY

          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.


13.  LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


14.  MISCELLANEOUS

          14.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          14.2 Notice Generally. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          (1)  if to the Company, to:

               PCC Group, Inc.
               163 University Parkway
               Pomona, CA  91768
               Attention:  Mr. Don Johnson

          (2)  if to the Holder, to:

                         Pacific Continental Securities Corp.
                         8484 Wilshire Blvd.
                         Beverly Hills, CA  90210
               Attention:  Mr. Matthew N. Littauer

               with a copy to:

               Piper & Marbury L.L.P.
               1251 Avenue of the Americas
               New York, NY 10020
               Attention:  Paul J. Pollock, Esq.

The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

          14.3 Costs. In any judicial proceeding pursuant to this Warrant, the court shall require the losing party to reimburse the prevailing party for its costs, including without limitation all reasonable attorneys' fees, incurred from the inception of the dispute until the actual recovery of a money aware or other relief (including settlement negotiations), and all costs of preparing for and pursuing the claim or defending the same or both, as the case may be, including all costs of discovery of evidence, witness fees, stenographic record of the proceedings and reproduction of documents. If the court shall determine that a party prevailed only partially, then such partially prevailing party may be awarded a pro rata portion of its costs.

          14.4 Remedies. Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          14.5 Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          14.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

          14.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          14.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          14.9 Governing Law. This Warrant shall be governed by the laws of the State of California, without regard to the provisions thereof relating to conflict of laws.


          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  January 19, 1999

                              PCC GROUP, INC.


                              By:________________________________
                                 Name:
                                 Title:


Attest:


By:_______________________________
     Name:
     Title:

                               EXHIBIT A

                           SUBSCRIPTION FORM

            [To be executed only upon exercise of Warrant]


          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of PCC Group Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                         _______________________________
                         (Name of Registered Owner)


                         _______________________________
                         (Signature of Registered Owner)


                         _______________________________
                         (Street Address)


                         _______________________________
                         (City)     (State)  (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                               EXHIBIT B

                            ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


Name and Address of Assignee            No. of Shares of
                                   Common Stock





and does hereby irrevocably constitute and appoint _______
________________ attorney-in-fact to register such transfer on the books of ___________________ maintained for the purpose, with full power of substitution in the premises.


Dated:__________________           Print Name:___________________

                              Signature:____________________

                              Witness:______________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

Exhibit 4.5

                      PCC GROUP, INC.

               COMMON STOCK PURCHASE WARRANT



     1.    Issuance.   For  value received, the receipt  of  which  is
hereby acknowledged by PCC Group, Inc., a California corporation (the "Company"), Summit Marketing, or registered assigns (the "Holder"), is hereby granted the right to purchase, at any time until December 31, 1999 (the "Expiration Date"), 25,000 fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value (the "Common Stock") at the exercise price of $5.25 per share (the "Exercise Price"), subject to further adjustments as set forth in Section 6 hereof.

     2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6.   Protection Against Dilution.

          6.1 Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to
(ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

          6.2 Adjustments for Reorganization, Mergers, Consolidations or Sales of Assets. If at any time there is a capital reorganization of the Common Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

     7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

     8. Registration. The Company hereby agrees to prepare and file on or before February 28, 1999, a Registration Statement (on Form S-3 or such other form as the Company shall determine) with the Securities and
Exchange Commission ("SEC") to register, under Act, the resale of the Warrant Shares, and the Company shall use its best efforts to cause such Registration Statement to become effective. The Company shall maintain the effectiveness thereof until all shares registered thereunder have been disposed of or are freely tradeable under Rule 144(k) under the Act.

     9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (i)  if to the Company, to:

                    PCC Group, Inc.
                    163 University Parkway,
                    Pomona, CA 91768
                    Attention: President Jack Wen

               (ii) if to the Holder, to:

                    Summit Marketing
                    _______________________
                    _______________________
                    Attention:_______________
Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

     10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

     11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of ________________________.

                              PCC Group, Inc.



                              By:

                                Its



EXHIBIT 23.1




      Consent of Independent Certified Public Accountants



PCC Group, Inc.
Pomona, California


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 8, 1998, relating to the audit of the consolidated financial statements of PCC Group, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1998.


                                             /s/ BDO Seidman,LLP